EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of World Wrestling Federation Entertainment, Inc. on Form S-3 of our report dated June 20, 2001, appearing in the Annual Report on Form 10-K of World Wrestling Federation Entertainment, Inc. for the year ended April 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Stamford, Connecticut
October 29, 2001